UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2007
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 7, 2007, OM Group, Inc. (“OMG”) entered into a Stock Purchase Agreement with Rockwood Specialties Group, Inc (“Rockwood”). OMG will acquire Rockwood’s Electronics business, excluding its French entity, for approximately $265 million in cash. Rockwood’s French electronic chemicals business is subject to a put option, at the discretion of Rockwood, for an additional purchase price of approximately $50 million.
The Rockwood Electronics business consists of its ultra-pure chemicals business, printed circuit board business and its photomasks business. The businesses employ approximately 700 people and have locations in the United States, the United Kingdom, France, Taiwan, Singapore and China.
The closing of the transaction is expected to occur in the fourth quarter of 2007 subject to approval by regulatory authorities and the satisfaction of other customary closing conditions.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)
Date: October 9, 2007
/s/ Kenneth Haber
	Name:	Kenneth Haber
	Title:	Chief Financial Officer